DRAFT

EVERY SHAREHOLDER'S VOTE IS IMPORTANT!

THE BOARD OF TRUSTEES RECOMMENDS A VOTE "FOR" EACH PROPOSAL.

PLEASE VOTE, SIGN, DATE AND PROMPTLY RETURN

YOUR PROXY IN THE ENCLOSED ENVELOPE TODAY!

Please detach at perforation before mailing.

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EVERGREEN STRATEGIC VALUE FUND

A series of Evergreen Select Equity Trust

PROXY FOR THE MEETING OF SHAREHOLDERS

TO BE HELD ON JUNE 23, 2006

The undersigned, revoking all Proxies heretofore given, hereby appoints Maureen E. Towle, Sally E. Ganem, Catherine F. Kennedy and Lloyd Lipsett or any of them as Proxies of the undersigned, with full power of substitution, to vote on behalf of the undersigned all shares of Evergreen Strategic Value Fund (“Strategic Value Fund”), a series of Evergreen Select Equity Trust, that the undersigned is entitled to vote at the special meeting of shareholders of Strategic Value Fund to be held at 2:00 p.m., Eastern time on June 23, 2006, at the offices of Evergreen Investments, 200 Berkeley Street, 26th Floor, Boston, Massachusetts 02116-5034 and at any adjournments thereof, as fully as the undersigned would be entitled to vote if personally present.

NOTE: PLEASE SIGN EXACTLY AS YOUR NAME(S) APPEAR ON THIS PROXY. If joint owners, EITHER may sign this Proxy. When signing as attorney, executor, administrator, trustee, guardian, or custodian for a minor, please give your full title. When signing on behalf of a corporation or as a partner for a partnership, please give the full corporate or partnership name and your title, if any.

Date                 , 2006

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Signature(s) and Title(s), if applicable

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THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF EVERGREEN SELECT EQUITY TRUST. THIS PROXY WILL BE VOTED AS SPECIFIED BELOW WITH RESPECT TO THE ACTION TO BE TAKEN ON THE FOLLOWING PROPOSALS. THE SHARES REPRESENTED HEREBY WILL BE VOTED AS INDICATED OR FOR THE PROPOSALS IF NO CHOICE IS INDICATED. THE BOARD OF TRUSTEES OF EVERGREEN SELECT EQUITY TRUST RECOMMENDS A VOTE FOR THE PROPOSALS. PLEASE MARK YOUR VOTE BELOW IN BLUE OR BLACK INK AS SHOWN IN THE EXAMPLE BELOW. DO NOT USE RED INK.

EXAMPLE: X

1. To approve the Agreement and Plan of Reorganization.

                                                ---- FOR        ---- AGAINST      ---- ABSTAIN

2.  To consider and vote upon such other matters as may properly come before said meeting or any adjournments thereof.

                                                 ---- FOR        ---- AGAINST      ---- ABSTAIN